CUSIP No. 949759104                                          Page 16 of 43 Pages




                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    April 9, 2001

                                      FINANCIAL EDGE FUND, L.P.

                                      By: PL CAPITAL, LLC
                                          General Partner

                                      By:   /s/ John Palmer  /s/ Richard Lashley
                                            John Palmer      Richard Lashley
                                            Managing Member  Managing Member


                                      FINANCIAL EDGE-STRATEGIC FUND, L.P.

                                      By: PL CAPITAL, LLC
                                          General Partner

                                      By:   /s/ John Palmer  /s/ Richard Lashley
                                            John Palmer      Richard Lashley
                                            Managing Member  Managing Member


                                      PL CAPITAL, LLC

                                      By:   /s/ John Palmer  /s/ Richard Lashley
                                            John Palmer      Richard Lashley
                                            Managing Member  Managing Member

By:  /s/ John Palmer
     John Palmer

By:  /s/ Richard Lashley
     Richard Lashley

By:  /s/ Gary D. Pihlstrom
     Gary D. Pihlstrom


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